UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2025

S&W SEED COMPANY

(Exact name of registrant as specified in its charter)

Nevada	001-34719	27-1275784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Ken Pratt Blvd, Suite 201, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 506-9191

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, on June 17, 2025, S&W Seed Company (the “Company”) received a Notice of Event of Default and Reservation of Rights (the “Default Notice”) from ABL OPCO LLC (“Mountain Ridge”) under the Credit and Security Agreement, dated December 19, 2024, by and among the Company, ABL OPCO LLC (“Mountain Ridge”), as administrative agent, and the lenders party thereto (as amended to date, the “Mountain Ridge Credit Agreement”). Capitalized terms used but not otherwise defined in this Current Report on Form 8-K (this “Current Report”) shall have the meanings ascribed to them in the Mountain Ridge Credit Agreement.

The Default Notice indicated that an event of default had occurred and is continuing under the Mountain Ridge Credit Agreement (the “Existing Default”) due to a violation of Section 2.5(h)(1) of the Mountain Ridge Credit Agreement resulting from the Company’s failure to immediately prepay the Obligations in an aggregate amount equal to the amount by which the Revolving Exposure exceeded the Borrowing Base (as reflected in the Borrowing Base Certificate most recently delivered by the Borrowers). The Obligations are secured by a first priority security interest in the Collateral, which represents substantially all of the Company’s assets (subject to certain exceptions).

On July 11, 2025, the Company received a Notice of Private Disposition of Collateral under Uniform Commercial Code (the “UCC Sale Notice”) from Mountain Ridge, notifying the Company that, on or after July 24, 2025, Mountain Ridge intends to offer to sell all of the Collateral (which excludes the Excluded Assets (as defined in the UCC Sale Notice)) in one or more private sales conducted in accordance with Article 9 of the Uniform Commercial Code on terms acceptable to Mountain Ridge. The UCC Sale Notice states that the aggregate principal amount of the Revolving Loans owed by the Company and the other obligors under the Mountain Ridge Credit Agreement and the related loan documents is approximately $19.0 million (exclusive of accrued and accruing interest, fees, costs, expenses, late charges, and other Obligations payable by such obligors). The Company does not have sufficient funds to repay the Obligations.

A copy of the UCC Sale Notice is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The description of the UCC Sale Notice herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
99.1	Notice of Private Disposition of Collateral under Uniform Commercial Code, dated July 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2025	S&W SEED COMPANY

	By:	/s/ Vanessa Baughman
Vanessa Baughman
Interim Chief Executive Officer and Chief Financial Officer